UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

GOLDEN ENTERTAINMENT, INC.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Declaration of Special Dividend

On June 17, 2016, the Board of Directors (the “Board”) of Golden Entertainment, Inc. (the “Company”) approved and declared a special dividend to eligible shareholders of record on the close of business on June 30, 2016 (the “Record Date”) of cash in the aggregate amount of approximately $23.5 million (the “Special Dividend”), subject to a final per share calculation. The payment date for the Special Dividend is July 14, 2016 (the “Payment Date”). The Company will calculate the final per share amount of the Special Dividend promptly following the Record Date by dividing the aggregate amount of the Special Dividend by the number of outstanding shares of common stock held by eligible shareholders on the close of business on the Record Date, and rounding the amount down to the nearest whole cent per share. The Company will announce the final per share amount of the Special Dividend promptly following such calculation by issuing a press release and by filing a Current Report on Form 8-K containing such information.

As more fully described below and subject to the assumptions set forth below, the Company has estimated that the per share amount of the Special Dividend will be $1.71 per share.

Background of the Special Dividend

As previously disclosed, on December 9, 2015, the Company sold its $60.0 million subordinated promissory note from the Jamul Indian Village (the “Jamul Note”) to a subsidiary of Penn National Gaming, Inc. for $24.0 million in cash. Under the terms of the Company’s January 2015 merger agreement (the “Merger Agreement”) with Sartini Gaming, Inc. (“Sartini Gaming”) and subject to applicable law, the Company agreed that the proceeds received from the sale of the Jamul Note, net of related costs, would be distributed in a cash dividend to its shareholders holding shares as of the record date for such dividend (other than shareholders that have waived their right to receive such dividend). Under the terms of the Merger Agreement, Sartini Gaming’s former sole shareholder, for itself and any related party transferees of its shares, waived their right to receive such dividend with respect to their shares (which total 7,996,393 shares in the aggregate), subject to receipt of a private letter ruling from the Internal Revenue Service (“IRS”) regarding such waiver (which was recently issued by the IRS), unless their shares are sold to an unaffiliated third party and settled prior to the record date for such dividend. Also in connection with the Sartini Gaming merger, holders of an additional 457,172 shares waived their right to receive such dividend, unless such shares are sold to an unaffiliated third party and settled prior to the record date for such dividend.

All of the shareholders who waived their rights to the Special Dividend have recently informed the Company that they do not intend to sell their shares prior to the Record Date.

Estimated Per Share Amount of the Special Dividend

As described above, the Board has declared the Special Dividend to eligible shareholders on the Record Date of cash in the aggregate amount of approximately $23.5 million, and the Company will calculate and announce the final amount per share of the Special Dividend promptly following the Record Date. The Company has estimated the per share amount of the Special Dividend based on certain assumptions described herein. Using the total number of outstanding shares held by shareholders currently eligible for the Special Dividend of 13,750,489 shares (which excludes 8,453,565 outstanding shares currently subject to the Special Dividend waiver and 452,743 shares subject to vested, in-the-money stock options), and assuming that none of the shares subject to the Special Dividend waiver are sold and settled prior to the Record Date and that none of the vested, in-the-money stock options are exercised prior to the Record Date, the Company currently estimates that the Special Dividend will be $1.71 per eligible share.

Tax Treatment of the Special Dividend

The following discussion is a summary of certain U.S. federal income tax consequences relevant to individual U.S. shareholders who hold shares of Company common stock as “capital assets” for U.S. federal income tax purposes. This discussion does not address all U.S. federal income tax consequences relevant to a shareholder’s particular circumstances or tax consequences relevant to shareholders subject to special rules.

Based on the current estimate of the Company’s current and accumulated earnings and profits for fiscal year 2016, the Special Dividend will be taxable to shareholders as a qualified dividend for U.S. federal income tax purposes. If the Special Dividend exceeds the Company’s current and accumulated earnings and profits for fiscal year 2016, any excess will be treated as a return of capital for U.S. federal income tax purposes, which will first reduce a shareholder’s adjusted tax basis in shares of Company common stock, but not below zero, and any amounts in excess of such adjusted tax basis will be treated as capital gain realized upon the sale or other taxable disposition of such shares. The final tax characterization of the Special Dividend will be reported to shareholders on Form 1099-DIV in early 2017.

This discussion is for information purposes only and is not tax advice. Shareholders should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the Special Dividend arising under other U.S. federal tax laws (including estate and gift tax laws), under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

Adjustment of Outstanding Stock Options

In connection with the Special Dividend and in accordance with the Company’s equity incentive plans approved by the Company’s shareholders, the Company’s Board and Compensation Committee have approved anti-dilutive adjustments to the exercise prices of outstanding stock options to purchase shares of Company common stock, effective as of the close of business on the Payment Date, in order to preserve the value of such stock options following the Special Dividend. Pursuant to the adjustments, in accordance with applicable tax regulations, the exercise price of each outstanding stock option to purchase shares of Company common stock will be reduced by the final per share amount of the Special Dividend, or if less, by the difference between (i) the closing price of the Company’s common stock on the NASDAQ Global Market on the trading day immediately preceding the ex-dividend date and (ii) the first sale price of the Company’s common stock on the NASDAQ Global Market on the ex-dividend date. The Company expects NASDAQ to set the ex-dividend date as June 28, 2016.

Forward-Looking Statements

This report may be deemed to contain forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “seek,” “should,” “think,” “will,” “would” and similar expressions. In addition, forward-looking statements include statements regarding the estimated per share amount of the Special Dividend to the Company’s eligible shareholders of the net proceeds from the sale of the Jamul Note, the timing of payment and the tax treatment of such Special Dividend, as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: sales to third parties of shares of common stock prior to the Record Date by shareholders who waived their rights to the Special Dividend or exercises of vested, in-the-money stock options prior to the Record Date, either of which will increase the number of eligible shares entitled to receive the Special Dividend and reduce the final per share amount of the Special Dividend compared to the estimated per share amount, the Company’s ability to realize the anticipated cost savings, synergies and other benefits of the merger with Sartini Gaming and the acquisitions of distributed gaming assets in Montana, and integration risks relating to such transactions, changes in national, regional and local economic and market conditions, legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations), increases in gaming taxes and fees in the jurisdictions in which the Company operates, litigation, increased competition, the Company’s ability to renew its distributed gaming contracts, reliance on key personnel (including its Chief Executive Officer, Chief Operating Officer and Chief Financial Officer), the level of the Company’s indebtedness and the Company’s ability to comply with covenants in its debt facilities, terrorist incidents, natural disasters, severe weather conditions, the effects of environmental and structural building conditions, the effects of disruptions to the Company’s information technology and other systems and infrastructure, the occurrence of an “ownership change” as defined in Section 382 of the Internal Revenue Code, and factors affecting the gaming, entertainment and hospitality industries generally. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: June 17, 2016	/s/ Matthew W. Flandermeyer
Name: Matthew W. Flandermeyer
Title: Executive Vice President and Chief Financial Officer